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                                                                    Exhibit 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of American General Hospitality Corporation on Form S-4 (File No.
333-     ) of our report, dated January 31, 1997, except as to Note 8 for which the date is July 16, 1997, on our audit of the combined financial statements of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



Philadelphia, Pennsylvania                  /s/ PricewaterhouseCoopers LLP
July 29, 1998